Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the 28 day of January, 2005 by and among BIOWELL TECHNOLOGY INC., a Taiwan corporation, located at 18F, No. 959, Chung Cheng Road, Chungho City, Taipei County, Taiwan 235, ROC, ") (the "Company") and APPLIED DNA SCIENCES, INC., a Nevada corporation, located at 9229 West Sunset Boulevard, Suite 830, Los Angeles, California, 90069 ("APDN").

                                    RECITALS

     WHEREAS, the Company is engaged in the business of developing and manufacturing DNA markers (such business along with any other technology now or hereafter developed, manufactured or used by the Company, the BVI Sub (as defined below) or any respective affiliate thereof to protect corporate and intellectual property from counterfeiting, fraud, piracy, product diversion or unauthorized intrusion, the "Business"); and

     WHEREAS, APDN desires to acquire from the Company, and the Company desires to sell and transfer to APDN, all of the Company's intellectual property used in, useful to or relating to the Business; such acquisition to be completed through (i) a sale or other transfer of such intellectual property from the Company to a British Virgin Island (BVI) company (the "BVI Sub") to be formed by the Company and owned on a pro-rata basis by the existing shareholders of the Company (the "Company Shareholders" and together with the Company, the "Sellers"), (ii) an acquisition of the stock of the BVI Sub by a wholly-owned BVI subsidiary to be formed by APDN (the "APDN Sub" and together with APDN, the "Buyers") on the terms and subject to the conditions hereinafter set forth (the "Sale"); and

     WHEREAS, it is the intent of the Sellers and the Buyers that the Sale satisfy all of the applicable requirements in The Republic of China and the United States of America.

     NOW, THEREFORE, in consideration of the mutual premises, covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 Definitions. (a) As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a).

     "Acquisition Proposal" means any inquiry, proposal or offer from any Person relating to an Acquisition Transaction.

     "Acquisition Transaction" means any transaction or series of transactions, other than a transaction agreed to by the Sellers and the Buyers in writing, involving any (a) direct or indirect acquisition or purchase of all or substantially all of the Purchased Stock or Purchased Assets or any other similar transaction that would have substantially the same result or (b) merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving either of the Company or the BVI Sub (other than the transactions between the Parties hereto contemplated by this Agreement).
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     "Advanced Costs" shall have the meaning set forth in Section 7.5(d).

     Agreement" shall have the meaning set forth in the paragraph immediately prior to the Recitals.

     "APDN" shall have the meaning set forth in the paragraph immediately prior to the Recitals.

     "APDN Shares" shall have the meaning set forth in Section 3.1.

     "APDN Sub" shall have the meaning set forth in the Recitals.

     Assumed   Agreements"   means   any   contract,   agreement,    commitment,
understanding or instrument which relates to the Purchased Stock or Purchased Assets or which is listed on Exhibit A attached hereto.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.3.

     "Assumption Agreement" means the Assumption Agreement to be executed and delivered by the Buyers and the Sellers at the Closing.

     "Business" shall have the meaning set forth in the Recitals.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which the banking institutions are required or authorized by law to be closed in Los Angeles, California, USA.

     "Buyers" shall have the meaning set forth in the Recitals.

     "Buyer Representatives" means either of the Buyers' respective accountants, employees, counsel, financial advisors and other authorized representatives.

     "BVI Sub" shall have the meaning set forth in the Recitals.

     "Company" shall have the meaning set forth in the paragraph immediately prior to the Recitals.

     "Closing" shall have the meaning set forth in Section 4.1.

     "Closing Date" shall have the meaning set forth in Section 4.1.

     "Company" shall have the meaning set forth in the paragraph immediately prior to the Recitals.

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     "Company Financial  Statements" shall have the meaning set forth in Section
5.6.

     "Company Interim Financial  Statements" shall have the meaning set forth in
Section 5.6.

     "Company Shareholders" shall have the meaning set forth in the Recitals.

     "Copyrights" shall have the meaning set forth in Section 5.11.

     "Employment Agreements" shall have the meaning set forth in Section 4.2(d).

     "Encumbrances" means any mortgages, pledges, liens, claims, charges, security interests, conditional and installment sale agreements, activity and use limitations, restrictions, encumbrances and charges of any kind.

     "Environmental Laws" means all Taiwanese or United States federal, state and local laws, statutes, regulations, rules, ordinances, codes, decrees, judgments, or judicial or administrative orders relating to pollution or protection of the environment applicable to either of the Company's or the BVI Sub's business.

     "Governmental Authority" means any Taiwanese, BVI or United States federal, state or local governmental or regulatory authority, department, agency, commission or body.

     "Indemnified Party" shall have the meaning set forth in Section 7.2(a).

     "Indemnifying Party" shall have the meaning set forth in Section 7.5(a).

     "Intellectual Property" shall have the meaning set forth in Section 5.11.

     "Intellectual Property Assignment" shall mean the agreement to be executed at Closing pursuant to which the Sellers shall assign all of their right, title and interest in and to their Intellectual Property to the APDN Sub.

     "Intellectual Property Rights" shall have the meaning set forth in Section 5.11.

     "Know-how" means all information and materials owned by, or licensed to, the Seller and any Subsidiary to the extent used by the Seller in conducting its business, including any product specifications, technical knowledge, expertise, skill, practice, inventions, procedures, trade secrets, confidential information, and other data, market studies and all other experience and know-how, in tangible or intangible form, whether or not patented or patentable; provided, however, that Know-how shall not include (i) any plant, property, equipment or employees, and (ii) any items to the extent that any applicable law prohibits their transfer.

     "Knowledge" means, with respect each of the Sellers or to each of the Buyers, as to a particular matter, the knowledge of any officer of either of the Sellers or the Buyers, as the case may be.

     "License Agreement" shall mean the license to the Company from the APDN Sub pursuant to which the Company is licensed the right to sell products using the Intellectual Property in specified geographical areas on the terms and subject to the conditions set forth therein.

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     "Loss" or "Losses" shall have the meaning set forth in Section 7.2(a).

     "Marks" shall have the meaning set forth in Section 5.11(c).

     "Material Adverse Effect" means any change or changes in, or effect on, either of the Sellers or the BVI Sub or the Purchased Stock or the Purchased Assets that is individually, or are in the aggregate, reasonably likely to be materially adverse to the Purchased Stock or the Purchased Assets, other than
(i) any change or effect resulting from or arising in connection with this Agreement or any of the transactions contemplated hereby, and (ii) any change in or effect on the Purchased Stock or the Purchased Assets which is cured (including by the payment of money) by the Sellers before the Termination Date.

     "Non-Competition  Agreements"  shall have the  meaning set forth in Section
8.9.

     "Nondisclosure Contracts" shall have the meaning set forth in Section 5.11(l).

     "Parties" means the Company and APDN.

     "Party" means each of the Company and APDN.

     "Patent" means any patents, provisional patent applications and similar instruments (including any divisions, continuations, continuations-in-part, reissues, renewals, extensions or the like of any such patent, application or instrument) as well as any foreign equivalents thereof (including certificates of invention and any applications therefor).

     "Patent Assignment" shall mean the agreement to be executed at Closing pursuant to which the Company and the BVI Sub shall assign all of their right, title and interest in and to their respective Patents to the APDN Sub.

     "Permitted Encumbrances" means (i) any Encumbrance for Taxes not yet due or delinquent or for those Taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established; (ii) statutory mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations of the Sellers which are secured by possession of any of the Purchased Stock or the Purchased Assets; and (iii) any minor imperfection of title or similar Encumbrance that would not materially adversely effect the Purchased Stock or the Purchased Assets.

     "Person" means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, group, trust, association or other organization or entity or government, political subdivision, agency or instrumentality of a government.

     "Pledge Agreement" shall have the meaning set forth in Section 7.3.

     Programs" shall have the meaning set forth in Section 5.11(d).

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     "Purchased Assets" shall have the meaning set forth in Section 2.1.

     "Purchased Stock" shall have the meaning set forth in Section 2.1.

     Purchase Price" shall have the meaning set forth in Section 3.1.

     "Purchase  Price  Adjustment  Amount"  shall have the  meaning set forth in
Section 2.6.

     "Related Person" shall have the meaning set forth in Section 5.17.

     "Sale" shall have the meaning set forth in the Recitals.

     "Sellers" shall have the meaning set forth in the Recitals.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which the outstanding securities or equity interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such Person are owned directly or indirectly by such other Person.

     "Tax" and "Taxes" means (i) all taxes, charges, fees, levies, penalties or other assessments of any kind whatsoever imposed by any Taiwanese, BVI or United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalties or additions attributable thereto or (ii) liability for the payment of any amounts of the type described in clause (i) above as a result of being party to any agreement or any express or implied obligation to indemnify or otherwise succeed to the liability of any other Person.

     "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be supplied to any Governmental Authority with respect to Taxes.

     "Termination Date" shall have the meaning set forth in Section 10.1(e).

     "Third Party Claim" shall have the meaning set forth in Section 7.4.

     "Trademark Assignment" shall mean the agreement to be executed at Closing pursuant to which the Company and the BVI Sub shall each assign all of their right, title and interest in and to their respective Marks to the APDN Sub.

     "Transfer Taxes" shall have the meaning set forth in Section 8.5.

     Section 1.2 Construction. The terms "hereby," "hereto," "hereunder" and any similar terms as used in this Agreement, refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The term "including" when used herein without the qualifier, "without limitation," shall mean "including, without limitation." Wherever in this Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The word, "or," shall not be construed to be exclusive. Provisions shall apply, when appropriate, to successive events and transactions.

                                       5
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                                   ARTICLE II
                                PURCHASE AND SALE

     Section 2.1 Purchase and Sale of Stock. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, the Company Shareholders shall sell, assign, convey, transfer and deliver to the APDN Sub, and the APDN Sub shall, in exchange for the Purchase Price pursuant to
Article III, purchase and acquire from the Sellers, free and clear of all Encumbrances (except for Permitted Encumbrances), all of the rights, title and interest in and to all of the capital stock of the BVI Sub (the "Purchased
Stock"). Without limiting the effect of the foregoing, the Parties hereto acknowledge and agree that the prior to the Closing all rights, title and interest of either of the Sellers in, to and under all of the following items (the "Purchased Assets") shall be sold or otherwise transferred to the BVI Sub from the Company:

     (a) the Assumed Agreements;

     (b) all confidentiality, noncompete or nondisclosure agreements executed by vendors, suppliers or employees of the Company or other third parties, in each case, relating to the Business;

     (c) originals or copies of the Company's books, operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications, procedures and similar items primarily relating to the Business; all invoices, books of account, customer lists, billing records and other customer correspondence primarily relating to the Business manufactured and marketed by the Company in 2001, 2002 and 2003; all vendor and supplier lists, invoices, billing records and correspondence with vendors and suppliers in 2001, 2002 and 2003; marketing materials, price lists and other books and records relating to the marketing, sales and services provided by the Company in 2001, 2002 and 2003 in connection with the operation of the Business;

     (d) all of the rights, claims or causes of action of either of the Sellers against a third party related to the Business or the Assumed Agreements arising out of transactions occurring prior to the Closing Date; and

     (e) all Intellectual Property and Intellectual Property Rights owned by, or licensed to, either of the Sellers, together with all related income, royalties, damages and payments due or payable at the Closing or thereafter (including damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property.

     Section 2.3 Assumed Liabilities. On the Closing Date, the APDN Sub shall execute and deliver to the BVI Sub the Assumption Agreement, substantially in

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the form of  Exhibit B  attached  hereto,  pursuant  to which the APDN Sub shall assume and agree to pay, perform and discharge when due (i) the liabilities and obligations of either of the BVI Sub under the Assumed Agreements (the "Assumed Liabilities"), in accordance with the respective terms and subject to the respective conditions thereof and (ii) all liabilities and obligations related to the Business arising from any actions or omissions of the APDN Sub occurring after the Closing.

     Section 2.4 Assignment of Certain Contracts. Effective upon the Closing, the BVI Sub shall assign to the APDN Sub, and the APDN Sub shall assume, the Assumed Agreements on the following terms and conditions:

     (a) The Assumed Agreements are listed on Exhibit A hereto and are identified by the date of the Assumed Agreement (if available), the other party or parties to the Assumed Agreement and the address of such party or parties (if available), as the case may be. To the extent any such information is set forth on Exhibit A and is later determined by the Company not to be available or to be inaccurate in any material respect, the Sellers shall promptly notify the Buyers of any such lack of availability or inaccuracy.

     (b) If there exists on the Closing Date any default related to an Assumed Agreement which relates to the Business, the Sellers shall be responsible for any and all amounts to be cured as a condition to the assumption and assignment of such Assumed Agreement.

     Section 2.6 Assignability and Consents. Notwithstanding anything to the contrary contained in this Agreement, if the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to APDN Sub of any asset to be included in the Purchased Assets is (a) prohibited by any applicable law or (b) would require any authorizations, approvals, consents or waivers from a third Person or Governmental Authority and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, then in either case the Buyers shall have the option of either (i) proceeding with the Closing without the sale, assignment, transfer, conveyance or delivery of such asset and in such instance this Agreement shall not constitute an agreement for the sale, assignment, transfer, conveyance or delivery of such asset; provided, however, the Purchase Price shall be reduced by a number of shares of APDN common stock equal in value to the fair market value of such asset as reasonably determined by the Buyers (the "Purchase Price Adjustment Amount"), or (ii) terminating this Agreement by notice to the Sellers; nothing in this Section 2.6 shall be deemed to waive the rights of Buyers not to consummate the transactions contemplated by this Agreement if the conditions to its obligations set forth in Sections 9.1 and 9.2 have not been satisfied. In the event that the Buyers elects to proceed with the Closing without the sale, assignment, transfer, conveyance or delivery of any such asset, then following the Closing, the Parties shall use their reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that, except as provided for in Section 8.3, neither the Buyers nor the Sellers shall be required to pay any consideration to obtain any such authorization, approval, consent or waiver.
Pending such authorization, approval, consent or waiver, the Parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to the Buyers the benefits of use of such asset. Once authorization, approval, consent or waiver for the sale, assignment, transfer, conveyance or delivery of any such asset not sold, assigned, transferred, conveyed or delivered at the Closing is obtained, the Company Sub shall assign, transfer, convey and deliver such asset to the APDN Sub and the APDN Sub shall deliver to the Company Shareholders a number of shares of APDN common stock equal in value to the Purchase Price Adjustment Amount.

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
                                   ARTICLE III
                                 PURCHASE PRICE

     Section 3.1 Purchase Price. In consideration for the Purchased Stock, and subject to the terms and conditions of this Agreement, at the Closing the Buyers shall deliver to the Sellers, 36,000,000 shares of APDN common stock, par value $.50 per share (the "APDN Shares" or the "Purchase Price"), adjusted proportionately in the event of any APDN Stock-Split, reclassification or stock dividend.

                                   ARTICLE IV
                                   THE CLOSING

     Section 4.1 Time and Place of Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article IX of this Agreement, the closing of the sale of the Purchased Stock contemplated by this Agreement (the "Closing") shall take place at British Virgin Islands at 10:00 A.M. (local time) no later than the fifth (5th) Business Day following the date on which the conditions set forth in Article IX have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived in writing, or at such other place or time as APDN and the Company may mutually agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date." The parties will seek to close on or before March 21, 2005.

     Section 4.2 Deliveries by the Sellers. At or prior to the Closing, the Sellers shall deliver the following to the APDN Sub:

     (a) the Purchased Stock of BVI Subsidaries, along with a stock power endorsed in blank for all such Purchased Stock;

     (b) the License Agreement, duly executed by the Company (Exhibit J);

     (c) the Assumption Agreement (Exhibit B) and all such other instruments of assignment or conveyance as shall be reasonably necessary to transfer to the APDN Sub all of the Sellers' rights, title and interest in, to and under all of the Purchased Assets, in accordance with this Agreement (including, without limitation, the Intellectual Property Assignment (Exhibit D), the Patent Assignment (Exhibit E) and the Trademark Assignment (Exhibit F));

     (d) employment agreements (the "Employment Agreements") executed by the key employees of the Sellers (as reasonably determined by APDN) on terms and conditions satisfactory to the key employees and APDN (Exhibit I);

     (e) the Non-Competition Agreements, duly executed by the stockholders, officers, directors and key employees of each of the Company and the BVI Sub (Exhibit H);

     (f) the Pledge Agreement, duly executed by the Company (Exhibit G);

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     (g) an  agreement  executed by the Sellers  pursuant to which the  Seller's rights to transfer the APDN shares shall be delineated.

     (h) all consents, waivers or approvals obtained by the Sellers with respect to the Purchased Stock and the consummation of the transactions required in connection with the sale of the Purchased Stock contemplated by this Agreement, to the extent specifically required hereunder;

     (i) the certificates contemplated by Section 9.2(b);

     (j) a certified copy of the Certificate of Incorporation and the Bylaws or other formation and governing documents of the Company and the BVI Sub, each as in effect as of the Closing, together with a certificate of good standing from appropriate office of the government of Taiwan or BVI, as applicable;

     (k) certified copies of the resolutions duly adopted by the board of directors of each of the Company and the BVI Sub authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

     (l) an opinion of legal counsel to the Sellers covering the matters usually covered in a transaction of this nature and in form and substance reasonably satisfactory to the legal counsel to the Buyers;

     (m) an opinion of intellectual property counsel to the Sellers covering the matters usually covered in a transaction of this nature and in form and substance reasonably satisfactory to the legal counsel to the Buyers, including but not limited to, the validity, enforceability and non-contravention of the Intellectual Property and Intellectual Property Rights;

     (n) all such other agreements, documents, instruments and writings as required to be delivered by either of the Sellers or the BVI Sub at or prior to the Closing Date pursuant to this Agreement or as reasonably requested by APDN to fulfill the intent of the Parties hereto.

     Section 4.3 Deliveries by the Buyers. At or prior to the Closing, the Buyers shall deliver the following to the Sellers:

     (a) the APDN Shares, along with a stock power endorsed in blank for all such APDN Shares;

     (b) the License Agreement, duly executed by the APDN Sub;

     (c) the Employment Agreements, duly executed by APDN;

     (d) a certified copy of the Certificate of Incorporation and the Bylaws or other formation or governing documents of each of the Buyers, each as in effect as of the Closing, together with a certificate of good standing from the appropriate governmental office;

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     (e) certified copies of the resolutions duly adopted by each of the Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

     (f) the Non-Competition Agreements, duly executed by either or both of the Buyers;

     (g) the Pledge Agreement, duly executed by either or both of the Buyers;

     (h) the Assumption Agreement, the Intellectual Property Assignment, the Patent Assignment and the Trademark Assignment, duly executed by either or both of the Buyers;

     (i) the certificate contemplated by Section 9.3(b); and

     (j) an opinion of legal counsel to the Buyers in form and substance reasonably satisfactory to the legal counsel to the Sellers; and

     (k) such other agreements, documents, instruments and writings as are required to be delivered by either of the Buyers at or prior to the Closing Date pursuant to this Agreement or as reasonably requested by the Company to fulfill the intent of the Parties hereto.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to the Buyers to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers joint and severally represent and warrant to each of the Buyers as follows:

     Section 5.1 Organization; Qualification. Each of the Company and BVI Sub is a corporation duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as is now being conducted.

     Section 5.2 Authority Relative to this Agreement. Each of the Sellers has all power, authority and capacity necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. To the extent required under applicable law, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by each of the Sellers, the board of directors, managing members or general partners of the Sellers, as the case may be, and no other corporate or organizational proceedings on the part of the Sellers are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Sellers, and assuming that this Agreement constitutes a valid and binding agreement of each of the Buyers constitutes a valid and binding agreement of each of the Sellers, enforceable against each of the Sellers in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

     Section 5.3 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Sellers nor the sale of the Purchased Stock pursuant to this Agreement will (a) conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation, Bylaws or other formation or governing document, of any of the Sellers (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any of the Sellers is a party or by which any of the Sellers or the Purchased Stock may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Sellers, or the Purchased Stock.

     Section 5.4 Title to Purchased Stock. Each Seller holds of record and owns beneficially the number of shares of Purchased Stock set forth next to his, hers or its name under Section 5.4 of the Disclosure Schedule, free and clear of any restrictions on transfer, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of BVI Sub (other than this Agreement). No Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the BVI Sub

     Section 5.5 Title to Assets; Licenses. At the Closing, the Buyers shall acquire all right, title and interest in, to and under subject to such being assumed and assigned in accordance with Section 2.5), all of the Purchased Assets, in each case free and clear of all Encumbrances, except for Permitted Encumbrances. Exhibit A includes a complete and correct list of all licenses issued by either of the Sellers under any of its Patents, and all licenses issued to either of the Sellers with respect to any technology used by either of the Sellers in the Business that is not owned by either of the Sellers. All of the licenses listed in Exhibit A are in full force and effect, in good standing and are assignable to the Buyers and, unless the Buyers elect otherwise, will be included in the Assumption Agreement.

     Section 5.6 [Reserved].

     Section 5.7. No Undisclosed Liabilities. Except as set forth in Section 5.7 of the Disclosure Schedule, The BVI Sub has no any material liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise.

     Section 5.8. Taxes. The BVI Sub has properly and timely filed all Tax returns in all necessary jurisdictions and has paid all Taxes, assessments and penalties due and payable. All such Tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns, except as set forth in Section 5.8 of the Disclosure Schedule.

     For purposes of this Agreement, the term "Tax" shall mean any Taiwan, BVI or United States federal, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, estimated, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon.

     Section 5.9 [Reserved].

     Section 5.10. Books and Records. Except as disclosed in Section 5.10 of the Disclosure Schedule, the books of account and other records of each of the BVI Sub, all of which shall be made available to the Buyers upon request, are true, correct and complete. Except as disclosed in Section 5.10 of the Disclosure Schedule, the minute books of the BVI Sub contain true, correct and complete records of all meetings held of, and action taken by, the equity holders, the Board of Directors, and committees of the Board of Directors of each of the respective entities. The books of the Company and the BVI Sub are true, correct and complete. At the Closing, all of those books and records will be in the possession of the Company and the BVI Sub, as the case may be.

     Section 5.11. Intellectual Property. "Intellectual Property Rights" means all Patents, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights (both registered and unregistered, the "Copyrights"), copyright applications and trade secrets of the BVI Sub assigned to it by the Company pursuant to the Intellectual Property Assignment with respect to Intellectual Property (as defined below). All intellectual property (other than with respect to "off-the-shelf" or other third party software which is generally commercially available) of the BVI Sub which has been assigned to it by the Company pursuant to the Intellectual Property Assignment and is used in the conduct of the Business as presently conducted or as presently proposed to be conducted, including, computer programs and other computer software
(including, without limitation, all source and object code, algorithms, architecture, structure, display screens, layouts and development tools), inventions, patents, patent applications, designs, samples, specifications, schematics, know-how, trade secrets, proprietary processes and formulae, and development tools, promotional materials, databases, customer lists, supplier, vendor and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records, all collectively constitute the "Intellectual Property" for purposes of this Agreement.

     (a) Ownership of Intellectual Property Rights. Except as otherwise disclosed on Section 5.11(a) of the Disclosure Schedule, the BVI Sub is the exclusive owner of, and has good, valid and marketable title to all of the Intellectual Property Rights and Intellectual Property free and clear of all liens, and except as otherwise disclosed on Section 5.11(a) of the Disclosure Schedule, has the right to use without payment to a third party all of the Intellectual Property Rights. No claim is pending or, to the Sellers' Knowledge, threatened against the Company or the BVI Sub and/or its respective officers, employees, and consultants to the effect that any of the Intellectual Property Rights is invalid or unenforceable by the BVI Sub. Except as otherwise disclosed on Schedule 5.11(a) of the Disclosure Schedule, all former and current material or key employees, and all current material or key consultants and contractors of the Company and the BVI Sub have executed written instruments with the respective entity that assigns to the respective entity all rights to any material inventions, improvements, discoveries, or information relating to or used in connection with the respective entity's Business. To the Knowledge of each of the Sellers (after due inquiry of its respective employees), no employee of the Company or the BVI Sub involved in any respect with their respective business has entered into any agreement (other than agreements with such entity), either before or after the commencement of employment with such entity, that restricts or limits in any way the scope or type of work in which the employee is engaged by such entity or requires the employee to transfer, assign, or disclose information concerning his or her work on behalf of such entity to anyone other than such entity.

     (b) Patents. Section 5.11(b) of the Disclosure Schedule sets forth a complete and accurate list and summary description of all of the BVI Sub's Patents. All of the issued Patents are currently in material compliance with formal legal requirements (including without limitation payment of filing, examination and maintenance fees and proofs of working or use), and are valid and enforceable and not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of the Closing. In each case where a Patent is held by the BVI Sub by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and/or all other jurisdictions of registration. No Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding. To the Knowledge of each of the Sellers, there is no potentially interfering patent or patent application of any third party.

     (c) Trademarks. Section 5.11(c) of the Disclosure Schedule sets forth a complete and accurate list and summary description of all of the BVI Sub's registered trademarks and servicemarks (the "Marks"). All Marks that have been registered with the United States Patent and Trademark Office and/or any other jurisdiction are currently in material compliance with formal legal requirements (including without limitation the timely post-registration filing of affidavits of use and incontestability and renewal applications), and are valid and enforceable. In each case where a Mark is held by the BVI Sub by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and/or all other applicable jurisdictions of registration. No Mark has been or is now involved in any opposition, invalidation or cancellation proceeding and, to the Knowledge of each of the Sellers, no such action is threatened with respect to any of the Marks.

     (d) Copyrights. Section 5.11(d) of the Disclosure Schedule sets forth a complete and accurate list and summary description of all the BVI Sub's Copyrights. Except as set forth in Section 5.11(d) of the Disclosure Schedule, all Copyrights that have been registered with the United States Copyright Office and/or other jurisdictions are currently in material compliance with formal legal requirements, are valid and enforceable. In each case where a registered Copyright is held by the BVI Sub by assignment, the assignment has been duly recorded with the U.S. Copyright Office and/or all other jurisdictions of registration. None of the source or object code, algorithms, or structure included in the computer programs, computer databases, software, or related systems which is relevant to the Business is copied from, based upon, or derived from any other source or object code, algorithm or structure in violation of the rights of any third party. Any substantial similarity of the Programs to any computer program owned by any third party did not result from the Programs being copied from, based upon, or derived from any such computer software program in violation of the rights of any third party.

     (e) Trade Secrets. Each of the Company and BVI Sub has taken reasonable security measures (including, without limitation, entering into appropriate confidentiality and nondisclosure agreements with material or key former and present officers, directors, employees, and consultants of each of the Company and BVI Sub and any other persons with access to the trade secrets, to the extent deemed necessary by the Company and BVI Sub) to protect the secrecy, confidentiality and value of each of such trade secrets. Except as disclosed on
Section 5.11(e) of the Disclosure Schedule, there has not been any breach by any party to any such confidentiality or non-disclosure agreement. The trade secrets have not been disclosed by either of the Company or BVI Sub to any person other than employees or contractors thereof who had a need to know and use the trade secrets in the course of their employment or contract performance or to third parties bound by a confidentiality agreement. Except as otherwise disclosed in
Section 5.11(e) of the Disclosure Schedule, the Company and BVI Sub have the right to use, free and clear of claims of third parties, all trade secrets utilized by it. No third party has asserted that the use by either the Company or BVI Sub of any trade secret violates the rights of any third party.

     (f) Exclusivity of Rights. Except as otherwise provided in Section 5.11(f) of the Disclosure Schedule, the BVI Sub has the exclusive right to use, license, distribute, transfer and bring infringement actions with respect to the Intellectual Property Rights or the Intellectual Property. Except as otherwise provided in Section 5.11(f) of the Disclosure Schedule, neither the Company nor BVI Sub (i) has licensed or granted to anyone rights of any nature to use any of the Intellectual Property Rights or Intellectual Property outside of the ordinary course of business; and (ii) is not obligated to and does not pay royalties or other fees to anyone for such ownership, use, license or transfer of any of its Intellectual Property Rights or Intellectual Property.

     (g) Licenses Received. All licenses or other agreements under which BVI Sub is granted rights by others in Intellectual Property Rights or Intellectual Property are listed in Section 5.11(g) of the Disclosure Schedule. Except as set forth thereon, all such licenses or other agreements are in full force and effect, neither the Company nor BVI Sub is or was in default of such license or other agreements and, to the Knowledge of each of the Sellers, there is no material default by any other party thereto. To the Knowledge of each of the Sellers, the licensors under the licenses and other agreements under which such BVI Sub is granted rights have all requisite power and authority to grant the rights purported to be conferred thereby.

     (h) Licenses Granted. All licenses or other agreements under which either the Company or BVI Sub has granted rights to others in Intellectual Property Rights or Intellectual Property are listed in Section 5.11(h) of the Disclosure Schedule. Except as set forth thereon, all such licenses or other agreements are in full force and effect, and neither the Company nor BVI Sub is or has been in material default there under and to the Knowledge of each of the Sellers there is no material default by any other party thereto.

     (i) Sufficiency. The Intellectual Property and the Intellectual Property Rights constitute all of the intellectual property assets of each of the Sellers necessary for the operation of the Business as currently conducted, and presently proposed to be conducted.

     (j) Infringement. None of the Intellectual Property infringes or, to the Knowledge of each of the Sellers, is alleged to infringe any United States of America or other patent, trademark, service mark, trade name, copyright or other proprietary right or is a derivative work based on the work of any other person.

     (l) Nondisclosure Contracts. Each of the Nondisclosure Contracts (as defined below) is a valid and binding obligation of the Company and BVI Sub, as the case may be, enforceable against it in accordance with its terms, subject to principles of equity and applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally. For purposes of this Agreement, "Nondisclosure Contracts" means all nondisclosure and/or confidentiality agreements entered into between the Company or BVI Sub and Persons in connection with disclosures relating to the Business and the Intellectual Property Rights.

     Section 5.12 Litigation. Except as set forth in Section 5.12 of the Disclosure Schedule, there is no litigation or governmental or administrative proceeding or investigation pending or, to the Knowledge of either of the Sellers, threatened against the Company or BVI Sub or affecting the Intellectual Property, Intellectual Property Rights, Purchased Stock or Purchased Assets, or, as to matters related to BVI Sub, against any officer, director, stockholder or key employee of such Seller, nor, to the Knowledge of either of the Sellers (a) has any material event occurred, or (b) does any material condition exist, on the basis of which any such claim may be asserted.

     Section 5.13. Permits; Compliance with Laws. Except as set forth in Section
5.13 of the Disclosure Schedule, the BVI Sub has all governmental franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges (collectively "Permits") necessary to permit it to own its property and to conduct its business as it is presently conducted, and all such Permits are valid and in full force and effect, except where the failure to own or obtain such a Permit would not have a Material Adverse Effect. No Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. Each of the Company and BVI Sub is now and has heretofore been in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other Governmental Authority, which apply to the conduct of its business, except where the failure to so comply would not have a Material Adverse Effect. Neither the Company nor BVI Sub has entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of its respective business, affairs, properties or assets or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of is respective business, affairs, properties or assets.

     Section 5.14. Absence of Certain Changes and Events. Except as set forth in
Section 5.14 of the Disclosure Schedule, since the date of the Company Interim Financial Statements, each of the Company and BVI Sub has conducted its business only in the ordinary course of business consistent with past practice. Without limiting the generality of the immediately preceding sentence, since January 1, 2004, there has not been any damage to or destruction or loss of any Purchased Asset or Intellectual Property, whether or not covered by insurance.

     Section 5.15 Contracts; No Defaults. Section 5.15 of the Disclosure Schedule contains a complete and accurate list, and the BVI Sub has delivered to the Buyers true, correct and complete copies, of:

          i. each contract that involves performance of services or delivery of goods or materials by the BVI Sub of an amount or value in excess of $25,000;

          ii. each contract that involves performance of services or delivery of goods or materials to either of the BVI Sub of an amount or value in excess of $25,000;

          iii. and other contract affecting any leasehold or other interest in, any real or personal property;

          iv. each licensing contract with respect to Patents, Marks, Copyrights, trade secrets or other Intellectual Property, including contracts with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any Intellectual Property Assets;

          v. each joint venture, partnership and other contract involving a sharing of profits, losses, costs or liabilities by the BVI Sub with any other Person or requiring BVI Sub to make a capital contribution; and

          vi. each contract containing covenants that in any way purport to restrict the business activity of BVI Sub or limit the freedom of BVI Sub to engage in any line of business or to compete with any Person or hire any Person.

     Section 5.16 Absence of Certain Payments. Neither the Company nor BVI Sub nor any director, officer, agent or employee thereof nor, to the Knowledge of each of the Sellers, any other Person associated with or acting for or on behalf of the Company or BVI Sub, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of either of the Sellers or any Affiliate of the Company or BVI Sub, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company or BVI Sub.

     Section 5.17.  Relationships  with Related Persons.  Except as set forth in
Section 5.17 of the Disclosure Schedule, no officer, director or employee of the Company or BVI Sub, nor any spouse or child of any of them or any Affiliate of, or any Person associated with, any of them ("Related Person"), has any interest in any property or asset used in or pertaining to the business of BVI Sub. Except as set forth in Section 5.17 of the Disclosure Schedule, no Related Person has owned or presently owns an equity interest or any other financial or profit interest in a Person that has (i) had business dealings with either of the Company or BVI Sub, or (ii) engaged in competition with the Company or BVI Sub. Except as set forth in the Disclosure Schedule, no Related Person is a party to any contract with, or has any claim or right against, the Company or BVI Sub relating to the Purchased Stock or the Purchased Assets. .

     Section 5.18 No Restrictions on Business Activities. There is no contract or Governmental Order binding upon the Purchased Assets or, to the Knowledge of the Sellers, threatened that has or could reasonably be expected to have the effect of prohibiting or materially impairing the use of the Purchased Assets by BVI Sub or the acquisition of the Purchased Stock by the Buyers.

     Section 5.19 Disclosure. No representation or warranty by the Sellers in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement, and no statement in the Disclosure Schedule, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     Section 5.20 Environmental Matters. There are no claims, actions or proceedings under or relating to Environmental Laws pending or, to the Seller's Knowledge, threatened against or relating to the BVI Sub, the Purchased Assets, or the Business which would, individually or in the aggregate, have a Material Adverse Effect.

     Section 5.21 Brokers. No person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by either the Company or, the BVI Sub in connection with the transactions contemplated by this Agreement. Such fees, if any, shall be paid in full by the Sellers.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     As an inducement to the Sellers to enter this Agreement and to consummate the transactions contemplated hereby, each of the Buyers jointly and severally represents and warrants to each of the Sellers as follows:

     Section 6.1 Organization. Each of the Buyers is a corporation duly incorporated or formed, validly existing and in good standing under the laws of its state or other governmental authority of incorporation or formation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its respective business as is now being conducted.

     Section 6.2 Authority Relative to this Agreement. Each of the Buyers has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective board of directors of each of the Buyers and no other corporate proceedings on the part of either of the Buyers is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Buyers, and assuming that this Agreement constitutes a valid and binding agreement of each of the Sellers, constitutes a valid and binding agreement of each of the Buyers, enforceable against each of the Buyers in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

     Section 6.3 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by each of the Buyers nor the purchase by either or both of the Buyers of the Purchased Assets and the assumption by either or both of the Buyers of the Assumed Agreements pursuant to this Agreement will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the applicable Buyer; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not been otherwise obtained or made; or (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which either of the Buyers is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

     Section 6.4 Legal Proceedings and Judgments. There are no material claims, actions, proceedings or investigations pending or, to the Knowledge of either of the Buyers, threatened against or relating to either of the Buyers before any court which could reasonably be expected to materially adversely affect such Buyer's ability to consummate the transactions contemplated hereby.

     Section 6.5 Brokers. No person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by either of the Buyers in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either of the Buyers.

                                   ARTICLE VII
                          SURVIVAL AND INDEMNIFICATION

     Section 7.1 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants, and agreements of the Sellers and the Buyers made in this Agreement and all agreements, documents and instruments executed by such parties pursuant hereto shall be deemed to have been relied upon by the party or parties to whom they are made, and shall survive the Closing, regardless of any investigation on the part of such party or its representatives and (b) shall bind and may be relied upon by the parties' respective successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such representations, warranties, covenants and agreements shall inure to the benefit of the parties and their respective successors and assigns, whether so expressed or not. Notwithstanding the foregoing, the representations and warranties contained in Article V and
Article VI hereof shall expire and terminate and be of no further force and effect after the date which is two (2) years following the Closing Date; provided, however, the representations and warranties contained in (i) Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.21, 6.1, 6.2, 6.3 and 6.5 shall survive forever and
(ii) Sections 5.8 and 5.20 shall survive until the expiration of the applicable statute of limitations and; provided further, that any written claim for breach thereof made prior to any such expiration date and delivered to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not effect the rights to indemnification of the party making such claim and; provided further, that any such written claim by the Buyer with respect to a breach of the representations and warranties of the Seller may, with respect to fraud, intentional misrepresentation or a deliberate or willful breach by the Seller, be given at any time.

     Section 7.2 Indemnification.

     (a) Each of the Sellers agrees to defend, indemnify and hold harmless each of the Buyers, and their respective managers, members, partners, directors, officers, employees and agents of each of the foregoing and each person who controls any of them (Persons receiving the benefit of the indemnification agreement herein shall be referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") from and against any and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities, and other reasonable costs and expenses (including, without limitation, interest, penalties and any reasonable investigation, legal and other expenses) actually incurred in connection with, and any amount paid in settlement of, any third party action, suit or proceeding or any claim asserted, as the same are incurred, of any kind or nature whatsoever which has actually been sustained or suffered by any such Indemnified Party (a "Loss" or "Losses"), without regard to any investigation by any of the Indemnified Parties, based upon, arising out of, by reason of or otherwise in respect of or in connection with (i) any material breach of any representation, warranty, covenant or agreement made by either of the Sellers in this Agreement or in any agreement or instrument executed by either of the Sellers pursuant to this Agreement, or (ii) any third Party claim as defined in Section 7.4.

     (b) The indemnification and contribution provided for in this Section 7.2 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director, partner, member, employee, agent or controlling person of the Indemnified Party.

     Section 7.3 Security for Indemnification Claims. As security for each of the Sellers' indemnification and contribution obligations provided in this
Article VII, the Company shall, pursuant to a pledge agreement (the "Pledge Agreement") to be executed with the Buyers at the Closing, pledge to the Buyers for a period of three years following the Closing Date, any of the Company's rights in and to the License Agreement, each on terms and conditions as provided in the Pledge Agreement. It being understood that the pledge of the Company's rights in and to the License Agreement shall continue until the settlement of any indemnification claim outstanding at the end of the pledge period.

     Section 7.4 Third Party Claims. If any third party shall notify either of the Buyers with respect to any matter alleging facts that, if true, would mean that any of the Sellers has breached any of its respective representations, warranties or covenants in this Agreement (a "Third Party Claim"), then APDN and/or APDN Sub shall promptly notify the Company and thereof in writing in accordance with Section 7.5.

     Section 7.5 Notice; Payment of Losses; Defense of Claims.

     (a) An Indemnified Party which seeks to assert its indemnification rights pursuant to this Section 7 shall give written notice thereof to the party required to provide such indemnification (individually and collectively, an "Indemnifying Party") promptly after receipt of any written claim by any third party and in any event not later than thirty (30) days after receipt of any such written claim or not later than ten (10) business days after the receipt of any such written claim in the event such written claim is in the form of a formal complaint (or substantially equivalent pleading) filed with a court of competent jurisdiction and served on the Indemnified Party, specifying in reasonable detail the amount, nature and source of the claim, and including therewith copies of any notices or other documents received from third parties with respect to such claim; provided, however, that failure to give such notice shall not limit the right of an Indemnified Party to recover indemnity or reimbursement except to the extent that the Indemnifying Party suffers any material damages or is materially prejudiced as a result of such failure. The Indemnified Party shall also provide the Indemnifying Party with such further information concerning any such claims as the Indemnifying Party may reasonably request by written notice.

     (b) Within thirty (30) business days after receiving notice of a claim for indemnification or reimbursement complying with Section 7.5(a), the Indemnifying Party shall, by written notice to the Indemnified Party, either (i) concede or deny liability for the claim in whole or in part, or (ii) in the case of a Third Party Claim, advise that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved. If the Indemnifying Party concedes liability in whole or in part, it shall, within ten
(10) business days of such concession, pay the amount of the claim to the Indemnified Party to the extent of the liability conceded. Any such payment shall be made in immediately available funds equal to the amount of such claim so payable, except as may otherwise be agreed by the Indemnifying Party and the relevant Indemnified Party, each acting reasonably and in good faith. If the Indemnifying Party denies liability in whole or in part or advises that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved, then the Indemnifying Party shall make no payment (except for the amount of any conceded liability payable as set forth above) until the matter is resolved in accordance with this Agreement.

     (c) If within twenty (20) business days after receiving the notice described in the preceding paragraph (a) the Indemnifying Party (i) gives written notice to the Indemnified Party stating that the Indemnifying Party would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were valid and that the Indemnifying Party disputes and intends to defend against such claim, liability or expense at the Indemnifying Party's own cost and expense and (ii) provides assurance reasonably acceptable to such Indemnified Party that such indemnification will be paid fully and promptly if required upon the final resolution of such claim and such Indemnified Party will not be required to incur cost or expense during the proceeding, then counsel for the defense shall be selected by the Indemnifying Party (subject to the consent of such Indemnified Party which consent shall not be unreasonably withheld) and such Indemnified Party shall not be required to make any payment with respect to such claim, liability or expense as long as the Indemnifying Party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the Indemnifying Party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. If the Indemnifying Party assumes such defense in accordance with the preceding sentence, it shall have the right, with the consent of such Indemnified Party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Indemnifying Party's obligation to indemnify such Indemnified Party therefor will be fully satisfied by payment of money by the Indemnifying Party pursuant to a settlement which includes a complete release of such Indemnified Party and does not subject the Indemnified Party to any other adverse consequence. The Indemnifying Party shall keep such Indemnified Party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such Indemnified Party with all documents and information that such Indemnified Party shall reasonably request and shall consult with such Indemnified Party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, such Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for such Indemnified Party shall be paid by the Indemnifying Party, provided, that such Indemnifying Party shall be obligated to pay for only one counsel in any jurisdiction. If no such notice of intent to dispute and defend is given by the Indemnifying Party, or if such diligent good faith defense is not being or ceases to be conducted, such Indemnified Party shall, at the expense of the Indemnifying Party, undertake the defense of (with counsel selected by such Indemnified Party), and shall have the right to compromise or settle, such claim, liability or expense (exercising reasonable business judgment). If such claim, liability or expense is one that by its nature cannot be defended solely by the Indemnifying Party, as determined in the reasonable discretion of the Indemnifying Party, then the relevant Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense.

     (d) Notwithstanding anything to the contrary in this Section 7, no amounts, costs or expenses to be advanced or paid by the Indemnifying Party to an Indemnified Party, or incurred by the Indemnifying Party (including, without limitation, the costs of defense, investigation and legal counsel incurred by the Indemnifying Party on behalf of the relevant Indemnified Party) in advance of a final, non-appealable determination as to the culpability, liability or fault of the relevant Indemnified Party, or applicability of the indemnification obligations of the Indemnifying Party pursuant to this Section 7 (collectively, "Advanced Costs"), shall be advanced, paid, incurred or required to be advanced, paid or incurred, unless the Indemnifying Party shall have received an undertaking by or on behalf of the relevant Indemnified Party (including, without limitation, the posting of a bond) in an amount and upon terms reasonably satisfactory to the Indemnifying Party, to reimburse the Indemnifying Party in full for Advanced Costs which are determined, by a final, non-appealable determination, to have not been properly payable or owing to or on behalf of the relevant Indemnified Party by the Indemnifying Party pursuant to this Section 7.

     (e) Notwithstanding anything to the contrary in this Agreement, the indemnification provided for in this Section 7 shall be in addition to any other claim and remedy of an Buyer and any other Indemnified Party at law or in equity for any Loss, actually incurred by such Indemnified Party based upon, arising out of, by reason of or otherwise in respect of or in connection with any third party action, suit, proceeding or claim; provided, however, that any amount received under this Section 7 by such Indemnified Party shall be deducted from any other award received by such Indemnified Party based on such Loss. Notwithstanding anything to the contrary in this Section 7.4(e), the limitations on indemnification set forth in Section 7.3 hereof shall be deemed to apply with equal force and effect with respect to any actions, suits, proceedings, claims, causes of action, remedies or Losses which the Buyer may have in addition to the indemnification provided for in this Section 7 at law or in equity.

                                  ARTICLE VIII
                            COVENANTS OF THE PARTIES

     Section 8.1 Conduct of Business. (a) During the period commencing on the date of this Agreement and ending on the Closing Date, other than as permitted in writing by APDN, each of the Company and the BVI Sub shall preserve in all material respects the Purchased Assets, and endeavor to preserve, in all material respects, the goodwill and relationships with customers, suppliers and others having business dealings with the Company.

     (b) Prior to the Closing Date, without the prior written consent of APDN, neither of the Sellers nor the BVI Sub shall create, incur or assume any Encumbrance upon the Purchased Stock or the Purchased Assets. Prior to the Closing Date, without the prior written consent of APDN, neither of the Sellers nor the BVI Sub shall sell, lease (as lessor), license (as licensor), transfer or otherwise dispose of, any of the Purchased Stock or the Purchased Assets.

     Section 8.2 Access to Information; Maintenance of Records. (a) Between the date of this Agreement and the Closing Date, the Company shall, during ordinary business hours, upon reasonable notice (i) give APDN and APDN Subreasonable access to the Company's books, records, plants, offices and other facilities relating to the Purchased Assets or where the Purchased Assets are located, (ii) permit APDN to make such reasonable inspections thereof as they may reasonably request, and (iii) furnish APDN and APDN Sub with such financial and operating data and other information with respect to the Purchased Assets as APDN and APDN Sub may from time to time reasonably request. Notwithstanding anything in this
Section 8.2(a) to the contrary, APDN and APDN Sub shall not have access to the Company's employee records and personnel and medical records.

     (b) All information furnished to or obtained by the Buyers or any of the Buyers' Representatives or any of the Sellers or any of the Sellers'
Representatives pursuant to this Agreement shall be treated as Confidential Information of the disclosing party for all purposes. Each Party agrees to hold in confidence, and protect, such Confidential Information with the same degree of care as it uses for its own Confidential Information, and in any event at least a reasonable degree of care.

     (c) For a period of three (3) years after the Closing, the Buyers and their respective successors and assigns shall have reasonable access to each of the Sellers' books and records relating to the Purchased Assets, including all information pertaining to the Assumed Agreements or other matters relating to the Purchased Assets. Such access shall be afforded by the Party in possession of such books and records upon receipt of reasonable advance notice and during normal business hours; provided, however, that (i) any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of any Party, (ii) no Party shall be required to take any action which would constitute a waiver of the attorney-client privilege, and (iii) no Party need supply the other party with any information which such Party is under a legal obligation not to supply. The Party exercising this right of access shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 8.2(c). If the Party in possession of such books and records shall desire to dispose of any such books and records upon or prior to the expiration of such period, such Party shall, prior to such disposition, give the other Party a reasonable opportunity at such other Party's expense, to segregate and remove such books and records as such other Party may select.

     Section 8.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

     Section 8.4 Further Assurances. (a) Subject to the terms and conditions of this Agreement, each of the Parties hereto shall use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Stock in accordance with this Agreement, including using reasonable best efforts to ensure timely satisfaction of the conditions precedent to each Party's obligations hereunder. Neither any of the Sellers nor the BVI Sub, on the one hand, nor the Buyers, on the other hand, shall, without the prior written consent of the other Party, take any action which would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement. From time to time on or after the Closing Date, each of the Sellers and the BVI Sub shall, at its own respective expense, execute and deliver such documents to the Buyers as the Buyers may reasonably request in order to more effectively vest in the Buyers title to the Purchased Assets, subject to Permitted Encumbrances. From time to time after the date hereof, the Buyers shall, at their own expense, execute and deliver such documents to the Sellers as the Sellers may reasonably request in order to more effectively consummate the sale of the Purchased Stock and the assumption and assignment of the Assumed Liabilities and the Assumed Agreements in accordance with this Agreement.

     (b) In the event that any Purchased Asset shall not have been conveyed to the Buyers at the Closing, each of the Sellers shall, subject to Section 2.6, use reasonable best efforts to convey such asset to the Buyers as promptly as is practicable after the Closing.

     Section 8.5 Tax Matters. All excise, sales, use, transfer, value added, registration, stamp, recording and similar Taxes, levies, charges and recording, filing and other fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid equally by APDN and or APDN Sub and the Company. The Buyers shall, at the equal expense of the Buyers and Sellers, timely pay and file all necessary Tax returns and other documentation with respect to all such Transfer Taxes and, if required by applicable law, the Sellers shall join in the execution of any Tax returns and other documentation at the Buyers' request.

     Section 8.6 Litigation Support. In the event and for so long as either of the Buyers are actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction relating to the Purchased Stock or the Purchased Assets and either of the Buyers' rights thereunder, the Sellers and the BVI Sub will cooperate with the Buyers and their counsel in the contest or defense, make available its respective personnel, and provide such testimony and access to each of the Seller's and the BVI Sub's books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the Buyers.

     Section 8.7 Notification. The Company shall notify APDN and the APDN Sub and keep them advised of the occurrence of (a) any litigation or administrative proceeding pending or, to the Knowledge of either of the Company or the BVI Sub, threatened against either of the Sellers or the BVI Sub which could, if adversely determined, have a Material Adverse Effect and (b) any material damage or destruction of any of the Purchased Assets. The Buyers shall notify the Sellers and keep them advised of the occurrences of any event or occurrence which could reasonably be expected to materially adversely affect the Buyers' ability to consummate the transactions contemplated hereby.

     Section 8.9 Covenant Not to Compete. For a period of twenty (20) years from and after the Closing Date, neither the Company nor the BVI Sub, nor any of their respective stockholders, officers, directors or key employees shall engage in the Business, directly or indirectly, except in accordance with the License Agreement. Each such Person shall execute a non-competition agreement (collectively, the "Non-Competition Agreements") with the Buyers on terms and conditions as provided therein. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8.9 is invalid or unenforceable, then the Parties agree that the court making the determination of invalidity or unforceability shall have the power to reduce the scope, duration, or area of the term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     Section 8.10 Risk of Loss. Until the Closing, the risk of loss and damage to the Purchased Assets shall be borne by the Sellers.

     Section 8.11 No Acquisition Transactions. Upon execution of this Agreement as set forth or until its termination in Article 10 below neither of the Sellers nor the BVI Sub will directly or indirectly transfer or dispose of or encumber, or solicit or engage in any negotiations or discussions regarding the transfer, disposition or encumbrance of, all or any part of the Purchased Stock or the Purchased Assets with any third party and shall not enter into any form of agreement relating to any such transfer, disposition or encumbrance of the Purchased Stock or the Purchased Assets. If either of the Sellers or the BVI Sub receives any such unsolicited Acquisition Proposal from any third party, it promptly shall notify APDN of such Acquisition Proposal, the terms thereof and the party making the same.

     Section 8.12 Compliance with the License Agreement. The Company shall comply with the product supply and technical assistance provisions of the License Agreement, such provisions as listed on Exhibit K attached hereto. A breach of such provisions or of any other provisions of the License Agreement by the Company shall also be a breach of this Agreement.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

     Section 9.1 Conditions to Each Party's Obligations to Effect the Closing. The respective obligations of each Party to effect the sale and purchase of the Purchased Stock shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of a material part of the Purchased Stock or Purchased Assets contemplated hereby shall have been issued and remain in effect (each Party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits the consummation of the sale of the Purchased Stock or Purchased Assets; and

     (b) no petition shall have been filed with the bankruptcy Court or any court seeking to reorganize or liquidate either of the Company or the BVI Sub nor shall a trustee or receiver have been appointed to take charge of either of the Company's or the BVI Sub's assets and business.

     Section 9.2 Conditions to Obligations of the Buyer. The obligation of the Buyers to effect the purchase of the Purchased Stock contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

     (a) each of the Sellers and the BVI Sub shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by such entity on or prior to the Closing Date and the representations and warranties of each of the Sellers which are set forth in this Agreement (without regard as to any qualifications therein as to materiality) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the Closing Date.

     (b) the Buyers shall have received a certificate from the chief executive officer of each of the Company and the BVI Sub dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 9.2(a) have been satisfied;

     (c) the Purchased Stock and the Purchased Assets shall have been released from all Encumbrances and there shall be no Encumbrances on the Purchased Stock or the Purchased Assets (other than the Permitted Encumbrances);

     (d) each of the Sellers and the BVI Sub shall have complied with the requirements to permit the sale and transfer of the Purchased Stock and the Purchased Assets to the Buyers on the terms of this Agreement, free and clear of all Encumbrances (except Permitted Encumbrances);

     (e) none of the Purchased Assets shall have been destroyed, lost, confiscated, abandoned or otherwise made impossible for sale and transfer to the Buyers under the terms of this Agreement;

     (f) the Buyers' patent counsel shall have completed a due diligence review of the Patents, patent applications and patent disclosures, continuations, renewals and divisions; trademarks, service marks, trade dress, trade names, corporate names, logos and Internet domain names, and trademark and service mark registrations, renewals and applications therefor and issued its report thereon in form and scope satisfactory to Buyers in their sole discretion;

     (g) the Company Shareholders shall have formed the BVI Sub and the Purchased Assets shall have been sold or otherwise transferred from the Company to the BVI Sub; and

     (h) the Buyers shall have received the other items to be delivered pursuant to Section 4.2.

     Any condition specified in this Section 9.2 may be waived by the Buyers; provided that no such waiver shall be effective against the Buyers unless it is set forth in a writing executed by the Buyers.

     Section 9.3 Conditions to Obligations of the Seller. The obligation of each Seller to effect the sale of the Purchased Stock contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

     (a) the Buyers shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Buyers on or prior to the Closing Date and the representations and warranties of the Buyers which are set forth in this Agreement (without regard as to any qualifications therein as to materiality) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the Closing Date;

     (b) the Sellers shall have received a certificate from an authorized officer of the each of the Buyers, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in
Section 9.3(a) have been satisfied;

     (c) the provisions of the Engagement Agreement between Giuliani Partners LLC and APDN dated August 3, 2004 shall be revised in a manner satisfactory to the Company;

     (d) the Board of Directors of APDN shall be reconstituted in a manner satisfactory to the Company;

     (e) the APDN Sub shall have been formed by APDN; and

     (f) the Sellers shall have received the other items to be delivered to it pursuant to Section 4.3.

     Any condition specified in this Section 9.3 may be waived by the Sellers; provided that no such waiver shall be effective against the Sellers unless it is set forth in writing executed by the Sellers.

                                    ARTICLE X
                           TERMINATION AND ABANDONMENT

     Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by:

     (a) written consent of the Company and APDN;

     (b) APDN, if there has been a material violation or breach by either of the Sellers of any covenant, representation or warranty made by them contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Buyers to effect the Closing and such violation or breach has not been cured by the Seller within ten (10) Business Days of receipt of written notice thereof or waived by the Buyers;

     (c) the Company, if there has been a material violation or breach by either of the Buyers of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Sellers to effect the Closing and such violation or breach has not been cured by the Buyers within ten (10) Business Days of receipt of written notice thereof or waived by the Sellers;

     (d) the Company or APDN, if (i) there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of the bankruptcy court or any court or governmental body having competent jurisdiction; or

     (e) the Company or APDN, if the Closing shall not have occurred on or prior to July 31, 2005 (the "Termination Date"); provided that the neither the Company nor APDN, as the case may be, shall be entitled to terminate this Agreement pursuant to this Section 10.1(e) if the failure of the Closing to occur on or prior to such date results primarily from such Party itself or its respective affiliate breaching any representation, warranty or covenant contained in this Agreement.

     Section 10.2 Procedure and Effect of Termination. (a) In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the Parties pursuant to Section 10.1, written notice thereof shall forthwith be given by the terminating Party to the other Party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the Parties hereto.

     (b) If this Agreement is terminated as provided herein, said termination shall not be the sole remedy of the Parties hereto with respect to any termination not due to a Party's breach of any covenant, representation or warranty contained in this Agreement and the non-breaching Party shall have available all other remedies available to it at law or in equity; provided, however, it is hereby agreed that if termination is due to a breach or default by the other Party, then, in addition to all other remedies available to it at law or in equity, the non-breaching Party shall be reimbursed for its out-of-pocket expenses incurred in connection with this Agreement and actions related thereto (including any due diligence review by the Buyers of the Purchased Assets). In such an instance, the breaching Party shall reimburse the non-breaching Party's expenses promptly upon receipt of an accounting of such expenses; and

     (c) all Confidential Information from the Company or the BVI Sub shall be returned to the Company, and all Confidential Information from either of the Buyers shall be returned to the Buyers.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     Section 11.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Company and APDN.

     Section 11.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure.

     Section 11.3 Survival. The Parties hereto agree that only the covenants contained in this Agreement to be performed at or after the Closing Date shall survive the Closing hereunder, and each Party hereto shall be liable to the other after the Closing Date for any breach thereof.

     Section 11.4 Intentionally not used.

     Section 11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when personally sent/delivered, by facsimile transmission (with hard copy to follow) or sent by express courier (charges prepaid) or (ii) five (5) days following mailing by registered or certified mail postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Sellers and the Buyers shall be sent to the addresses indicated below:

         If to either of the Company or the BVI  Sub, to:

                  Biowell Technology, Inc.
                  18F No 959 Chung Cheng Road
                  Chungho City
                  Taipai County
                  Taiwan 235
                  ROC

         with a copy to:            Dr. Jun-Jei Sheu
                                    Chairman & CEO
                                    Fax: 011-886-2-22215258
if to the Buyers, to:

                  Applied DNA Sciences, Inc.
                  9229 West Sunset Boulevard, Suite 830
                  Los Angeles, California 90069

         with a copy to:            Peter Brocklesby
                                    President
                                    Fax: 310-860-1303

     Section 11.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law, without the prior written consent of the other Party; provided, however, each of the Buyers shall be permitted to assign the Agreement to an affiliate without the consent of the Sellers. Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this Section 11.6 shall be null and void and shall not bind or be recognized by the Company or APDN.

     Section 11.7 Third-Party Beneficiaries. If either of the Buyers sells any of the Purchased Stock or the Purchased Assets within three (3) years following the Closing Date, the Buyers may designate the purchase of such assets as a third party beneficiary of the representations, warranties and covenants of each of the Sellers.

     Section 11.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     Section 11.10 Submission to Jurisdiction. Any dispute, controversy or claim arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby shall be resolved by binding arbitration. The arbitration shall be conducted by the International Chamber of Commerce which shall administer the arbitration under its commercial rules. The arbitration shall take place in Den Haag, Holland. The parties hereto irrevocably submit to the exclusive jurisdiction of such entity. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such venue or any defense of inconvenient forum in connection therewith.

     Section 11.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different Parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 11.12 Incorporation of Exhibits and Schedules. The Exhibits and Schedules attached hereto and referred to herein are hereby incorporated herein by reference and made a part of this Agreement for all purposes as if fully set forth herein.

     Section 11.13 Entire Agreement. This Agreement (including the Exhibits and the Schedules) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

     Section  11.14  Headings.   The  descriptive  headings  contained  in  this
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 11.15 Equitable Remedies. Each of the Sellers and each of the Buyers hereby acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement and that, in such event, the Sellers or their respective successors or assigns, or the Buyers or their respective successors or assigns, as the case may be, may, in addition to any other rights and remedies existing in their favor, apply any court of competent jurisdiction for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.



                                             BIOWELL TECHNOLOGY, INC.


                                             By:  /s/ DR. J.J. SHEU
                                                  -----------------
                                                  Name: Dr. J.J. Sheu
                                                  Title: Chairman & CEO


                                             APPLIED DNA SCIENCES, INC.



                                             By:  /s/ PETER P. BROCKLESBY
                                                  -----------------------
                                                  Name: P. Brocklesby
                                                  Title: President